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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 24, 2000, relating to the financial statements, which appears in the 1999 Annual Report to Shareowners of Johnson & Johnson, which is incorporated by reference in Johnson & Johnson's Annual Report on Form 10-K for the year ended January 2, 2000. We also consent to the incorporation by reference of our report dated January 24, 2000 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

                                          PricewaterhouseCoopers LLP

New York, New York
June 14, 2000